Exhibit 99.4

ABC Services II, Inc.

Financial Statements

September 30, 2016

ABC Services II, Inc.

Table of Contents

Page

Financial Statements

Balance Sheets	2

Statements of Operations and Shareholders' Deficit	3

Statements of Cash Flows	4

Notes to the Financial Statements	5-8

ABC Services II, Inc.

Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash	$75,031	$35,369
Accounts receivable, net of allowance for doubtful accounts	146,544	197,848

Total current assets	221,575	233,217

Equipment, net of accumulated depreciation	55,833	72,333

	$277,408	$305,550

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$270,250	$211,484
Borrowings under bank line of credit	50,412	51,160
Accounts payable - related party	26,396	36,188
Current portion of note payable - related party	62,589	27,724

Total current liabilities	409,647	326,556

Note payable - related party, net of current portion	15,254	50,119

Total liabilities	424,901	376,675

Shareholders' deficit:
Common stock, 1,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000
Shareholders' deficit	(148,493)	(72,125)

Total shareholders' deficit	(147,493)	(71,125)

Total liabilities and shareholders' deficit	$277,408	$305,550

See accompanying notes to financial statements and accountant's report.	2

ABC Services II, Inc.

Statements of Operations and Shareholders' Deficit (Unaudited)

Nine Months Ended September 30, 2016 and 2015

	2016	2015

Net sales	$1,476,033	$1,338,797
Cost of sales	535,848	448,931

Gross profit	940,185	889,866

Operating expenses:
Selling	81,275	122,420
Office administration	904,505	926,595

Total operating expenses	985,780	1,049,015

Loss before other income and expense	(45,595)	(159,149)

Other income (expense):
Commissions	3,767	93,770
Interest expense	(6,680)	(4,844)

Total other income (expense)	(2,913)	88,926

Net loss	(48,508)	(70,223)

Shareholders' equity (deficit), beginning of year	(71,125)	20,328

Shareholders' distributions	(27,860)	(27,860)

Shareholders' deficit, end of period	$(147,493)	$(77,755)

See accompanying notes to financial statements and accountant's report.	3

ABC Services II, Inc.

Statements of Cash Flows (Unaudited)

Nine Months Ended September 30, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net loss	$(48,508)	$(70,223)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	16,500	16,500
Change in operating assets and liabilities:
Decrease in accounts receivable	51,304	73,773
Increase (Decrease) in accounts payable and accrued expenses	58,766	(3,576)
(Decrease) Increase in accounts payable to related party	(9,792)	193

Net cash provided by operating activities	68,270	16,667

Cash flows from financing activities:
Net repayments on bank line of credit	(748)	-
Distributions to shareholders	(27,860)	(27,860)

Net cash used in financing activities	(28,608)	(27,860)

Net increase (decrease) in cash	39,662	(11,193)

Cash, beginning of year	35,369	50,661

Cash, end of period	$75,031	$39,468

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,680	$4,844

See accompanying notes to financial statements and accountant's report.	4

ABC Services II, Inc.

Notes to Financial Statements

September 30, 2016

Note 1 - Nature of Operations

Formed under the laws of the State of New York in 1994, ABC Services II, Inc. (the “Company”) is a leading server and network solutions provider empowering their customers with innovative business technology, and helping them to prosper and surpass their competition with the ability and resources to meet all their IT systems integration needs, quickly and cost effectively. The Company’s services fall in three main categories: IBM Power Systems Services, Cloud Services and Data Center Design. The Company’s operations are primarily in the New York City metropolitan area.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's more significant estimates relate to reserves for sales returns and uncollected accounts receivable. Actual results could differ from those estimates.

Accounts Receivable:

Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions, and the financial stability of its customers. Accounts are written off as uncollectible after collection efforts have failed. In addition, the Company does not generally charge interest on past-due accounts or require collateral. At September 30, 2016 and December 31, 2015, the allowance for doubtful accounts was $14,501, respectively.

Equipment and Depreciation:

Equipment is stated at cost except for equipment acquired under capital lease obligations, which is stated at the lesser of the present value of the minimum lease payments over the lease term or the fair market value of the asset at lease inception. Depreciation is generally provided using the straight-line method over the estimated useful lives of the related assets.

Repairs and maintenance that do not improve or extend the lives of the property and equipment are charged to expense as incurred.

Revenue and Cost Recognition:

The Company recognizes revenue from product sales at the point of sale, net of sales taxes. Discounts provided to customers at the point of sale are recognized as a reduction in sales as the products are sold.

Subscription revenue is recognized ratably over the term of the subscription. Payments received in advance of providing services are recorded as deferred revenue and amortized to revenue over the term of the agreement.

Revenue from time-and-materials contracts is recognized currently as the work is performed.

Cost of sales includes cost of merchandise sold or third-party service contracts sold during the period, shipping and handling costs, and sales taxes. Additionally, the cost of merchandise sold or third-party contracts sold during the period are recorded net of any discounts and allowances.

See accountant's report.	5

ABC Services II, Inc.

Notes to Financial Statements

September 30, 2016

Note 2 - Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents:

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Shipping and Handling Costs:

Freight billed to customers is considered sales revenue and the related freight costs as a cost of sales.

Fair Value of Financial Instruments:

The carrying value of the Company's financial instruments, consisting principally of cash, receivables, accounts payable and borrowings, approximates fair value due to either the short-term maturity of the instruments or borrowings with similar interest rates or maturities. The carrying amount of the line of credit borrowings approximates fair value because their interest rates approximate market interest rates.

Income Taxes:

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

The Company accounts for uncertainty in income taxes using a recognition threshold of more-likely-than-not to be sustained upon examination by the appropriate taxing authority. Measurement of the tax uncertainty occurs if the recognition threshold is met. Management has determined that there were no tax uncertainties that met the recognition threshold at the balance sheet dates, and no interest and penalties related to unrecognized tax benefits have been recognized in the Company’s financial statements.

The Company files tax returns in the U.S. federal jurisdictions and New York State and has no open tax years for 2013 and prior.

Advertising:

The Company expenses advertising costs as they are incurred. Advertising expense for the nine months ended September 30, 2016 and 2015 was $19 and $11,817, respectively.

Note 3 – Significant Concentrations of Credit Risk

Cash maintained at commercial banks is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 in total. From time to time, over the course of the years, cash balances may exceed the limit, however, at September 30, 2016, cash balances did not exceed federally insured limits.

Credit risk for trade accounts is concentrated as well because substantially all of the balances are receivable from entities located within certain geographic regions. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions, but does not generally require collateral. In addition, at September 30, 2016, two customers represented approximately 25% (related party) and 13% of the Company’s accounts receivable.

See accountant's report.	6

ABC Services II, Inc.

Notes to Financial Statements

September 30, 2016

Note 4 – Major Customers

During the nine months ended September 30, 2016, three customers represented approximately 26%, 12% (related party), and 10% of the Company's revenue, respectively. These customers also comprised 5%, 25%, and 6% of accounts receivable, respectively, at September 30, 2016.

During the nine months ended September 30, 2015, two customers represented approximately 17% and 15% of the Company's revenue, respectively.

Note 5 – Equipment, Net

At September 30, 2016 and December 31, 2015, property and equipment are comprised of the following:

	2016	2015
Computer equipment (5 years)	$110,000	$110,000
Less: accumulated depreciation	(54,167)	(37,667)
	$55,833	$72,333

Depreciation expense for the nine months ended September 30, 2016 and 2015, were $16,500 and $16,500 respectively.

Note 6 - Related Party Transactions

The Company sells its subscription services in the regular course of business to ABC Services, Inc., an affiliate related by common ownership. Sales to this affiliate approximated $133,000 and $97,000 the nine months ended September 30, 2016 and 2015, respectively. This affiliate also pays certain expenses on behalf of the Company, which the Company reimburses the affiliate for. At September 30, 2016, there was approximately $16,000 due to this Company.

The Company sells its subscription services in the regular course of business to Secure Infrastructure and Services, LLC, an affiliate related by common ownership. Sales to this affiliate approximated $182,000 and $144,000 the nine months ended September 30, 2016 and 2015, respectively. At September 30, 2016, there was approximately $40,000 due from this Company.

The Company also sells its subscription services in the regular course of business to Systems Trading, Inc. (“STI”), an affiliate related by common ownership. Sales to STI approximated $19,000 and $14,000 for the nine months ended September 30, 2016 and 2015, respectively. At September 30, 2016, there was $1,742 due from this Company.

In addition, in 2014, the Company agreed to a note payable to STI for the purchase of capital equipment. The note matures in March of 2018, bears interest at 6.40% per annum and is payable in monthly installments of $2,590. The Company is currently in arrears on the note. Interest expense on the note was $2,983 and $2,387 for the nine months ended September 30, 2016 and 2015, respectively.

	September 30,	December 31,
	2016	2015
Balance due	$77,843	$77,843
Amount due within one year	29,084	27,724
	$48,759	$50,119

See accountant's report.	7

ABC Services II, Inc.

Notes to Financial Statements

September 30, 2016

Note 6 - Related Party Transactions (Continued)

The below table shows the future amounts due on this note.

Years Ending December 31,

2016 (remainder of year)	$7,098
2017	29,552
2018	7,688
44,338
Amount in arrears	33,505
Total amount outstanding	$77,843

Note 7 – Line-Of-Credit - Bank

The Company has a $55,000 line of credit with no set maturity date that bears interest at the Prime Rate plus 1.75% (5.00% at September 30, 2016). The credit line is secured by substantially all corporate assets and is personally guaranteed by the two principal shareholders of the corporation. At September 30, 2016, $50,412 was outstanding on the line.

Note 8 - Lease

Effective June 1, 2011, an entity affiliated by common ownership and management to the Company entered into an eight-year operating lease for office space in Melville, NY. The affiliated entity shares the leased office space with the Company and is charged 50% of all occupancy charges incurred. The future minimum payments on the lease, net of charges to affiliated company, for each of the next four years and in the aggregate amount to the following:

Years Ending December 31,

2016 (remainder of year)	$12,207
2017	49,683
2018	51,174
2019	21,584
$134,648

Rent expense for the nine months ended September 30, 2016 and 2015, was $38,693 and $31,287, respectively.

Note 9 - Subsequent Events

Date of Management's Review:

The Company has evaluated subsequent events for the period from September 30, 2016, the date of these Financial Statements, through January 24, 2017, which represents the date these Financial Statements were available to be issued.

Sale of business:

On October 26, 2016, the shareholders of the Company entered into an Asset Purchase Agreement with Data Storage Corporation Inc. (“DSCI”), a Delaware Corporation, whereby DSCI agreed to purchase substantially all assets of the Company in exchange for shares of stock in DSCI.

See accountant's report.	8